UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2024

Nogin, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40682	86-1370703
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17 Park Avenue

New York, NY

(Address of principal executive offices)

10016

(Zip Code)

(949) 222-0209
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.03 Bankruptcy or Receivership

As previously disclosed, on December 5, 2023, Nogin, Inc. (the “Company”) and certain of its subsidiaries filed voluntary petitions for relief (the “Chapter 11 Cases”) under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware (the “Court”). Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at www.donlinrecano.com/nogin, a website administered by Donlin, Recano & Company, Inc., a third-party bankruptcy claims and noticing agent. The documents and other information on this website are not part of this Current Report and shall not be incorporated by reference herein.

On March 28, 2024, the Court entered an order (the “Order”) confirming the First Amended Joint Chapter 11 Plan of the Company and its Debtor Affiliates (the “Plan”). The Order and Plan are included as Exhibit 10.1 hereto. As of March 31, 2024, the Company had 11,288,253 shares of its common stock, par value $0.0001 per share outstanding. Pursuant to the Plan, these shares of common stock (together with options and warrants with respect to the common stock) will be cancelled for no value. The Plan also provides that (i) priority tax claims and secured claims (other than with respect to the Company’s senior notes) will be paid in full; (ii) the senior notes will receive a $15.5 million recovery plus rights to pursue and recover on, if successful, certain causes of action; and (iii) the general unsecured claims may receive a recovery (a) in the event of successful prosecution of certain causes of action and (ii) only after payment and satisfaction of certain obligations under the Plan.

The Plan contemplates that all of the equity in the Company, after giving effect to the Plan, will be held by a new stockholder.

As of March 31, 2024, the Company, on a consolidated basis had assets of approximately $48.8 million and liabilities of approximately $157.9 Million.

These figures represent the Company’s preliminary estimates of certain financial results for the year ended December 31, 2023 based on currently available information.

The Company has not yet finalized its results for this period and its consolidated financial statements as of and for the year ended December 31, 2023.

The Company’s actual results remain subject to the completion of the year-end closing process, which includes review by management and the Company’s board of directors, including the audit committee. While carrying out such procedures, the Company may identify items that require it to make adjustments to the preliminary estimates of its results set forth herein. As a result, the Company’s actual results could be different from those set forth herein and the differences could be material. Additionally, the Company’s estimates are forward-looking statements based solely on information available to it as of the date hereof and may differ from actual results and such differences may be material. Therefore, a reader should not place undue reliance on these preliminary estimates of the Company’s results. The preliminary estimates of the Company’s results included herein have been prepared by, and are the responsibility of, the Company’s management. Independent auditors have not audited, reviewed or compiled such preliminary estimates of the Company’s results.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit No.	Description

10.1	The Order with the Plan attached as Exhibit A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2024

NOGIN, INC.

By:	/s/ Jonathan S. Huberman
Name:	Jonathan S. Huberman
Title:	Chief Executive Officer and President